                           MEDICAL SERVICES AGREEMENT

         THIS AGREEMENT, is made and entered into effective as of December 1, 2000, by and among U. S. CANCER CARE, INC., a 'Delaware corporation ("USCC"), and FLORIDA RADIATION ONCOLOGY GROUP, a Florida general partnership ("FROG").

                                    RECITALS

         A. USCC owns and operates a radiation oncology treatment center in Jacksonville Beach (the "Center") and is in need of physicians licensed to practice medicine in the state of Florida and qualified in the field of radiation oncology to render medical services at the Center.

         B. FROG practices medicine in the field of radiation oncology through its physician-employees or physician-partners, all of whom are licensed to practice in the state of Florida.

         C. USCC desires to have FROG provide physicians to service patients at the Center owned by USCC, and FROG desires to provide such physicians.

                                    AGREEMENT

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below.

                  a. "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with another Person; provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  b. "Agent" shall mean any employee (as determined for purposes of collection of federal income tax at source as required by chapter 24 of subtitle C, Section 3401, of the Internal Revenue Code of 1986), officer, director, member or partner of the principal with reference to whom a person is an Agent.

                  c. "Agreement" shall mean this Medical Services Agreement.

                  d. CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  e. "Center" shall mean the radiation oncology treatment center operated by USCC at Jacksonville Beach or such other centers as shall come within the provisions of this Agreement pursuant to the provisions of Section 11.1;

                  f. "Employed by FROG" shall have the meaning given it in
Section 10.2.

                  g. "FROG" shall mean Florida Radiation Oncology Group and its partners.

                  h. "Good Cause" shall have the meaning given it in Section
10.4.

                  i. "Historic Practice" shall have the meaning given it in
Section 3.2.

                  j. CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  k. "New Equipment" shall have the meaning given it in Section 9.2.

                  l. CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  m. "Person" shall mean any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, firm or other entity or government or any agency or political subdivision thereof.

                  n. "Trade Secrets" shall have the meaning given it in Article XII.

                  o. "USCC" shall mean USCC, and such other entities as USCC shall form, acquire or merge with for the purpose of acquiring or opening new Centers subsequently made subject to this Agreement pursuant to Section 11.1.

         1.2 Construction.

                  a. Captions of Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of the contents of this Agreement.

                  b. Exhibits to this Agreement are integral parts of this Agreement and are hereby incorporated herein.

                  c. References in this Agreement to Articles, Sections and Subsections, unless specifically stated otherwise, are to the articles, sections and subsections of this Agreement.

                  d. "Shall" and "Will" as used in this Agreement refer to mandatory acts, "may" refers to permissive acts.

                                   ARTICLE II
                          AGREEMENT TO SERVICE CENTERS

         USCC hereby hires the services of FROG, and FROG agrees to provide its services to USCC, for the practice of radiation oncology and associated medical practice on the premises of the Centers, for the compensation, subject to the terms, and on the conditions hereinafter set forth. Each of the parties hereto shall act in good faith to accomplish the purposes intended herein.

                                   ARTICLE III
                              EXCLUSIVE ARRANGEMENT

         3.1 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         3.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE IV
                                      FEES

         4.1 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         4.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         4.3 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         4.4 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    ARTICLE V
                                     BILLING

         USCC will bill for all services rendered at the Center and will be responsible for the performance of all related and support services, including, but not limited to, insurance billing, collection, credit checks and maintenance of patient records.

                                   ARTICLE VI
                              CAPITAL EXPENDITURES

         6.1 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         6.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE VII
                                   ADVERTISING

         At FROG's request, USCC shall expend such amounts for advertising and to promote the Center as are consistent with FROG's past practice. Appended hereto as Exhibit VII is a schedule setting forth FROG's expenditures for advertising and promotion of the Center for the two fiscal years concluded prior to the date of this Agreement and for that portion of FROG's 2000 fiscal year ended on the date of this Agreement, the truthfulness and accuracy of which schedule FROG hereby warrants. The expenditures set forth in said shall be conclusively deemed to be FROG's past practice with respect to advertising and promotional expenditures.

                                  ARTICLE VIII
                           FROG'S SERVICES AND DUTIES

         8.1 Medical Staff. If possible, FROG shall cause its physicians to be members of the medical staff of each hospital within the service area of each Center. Without limiting or qualifying the generality of the preceding sentence, FROG shall have on call or make available, at all times, at least one qualified, full-time, permanent physician to render medical services for patients at the Center, FROG shall provide such additional full or part-time physicians as are reasonably needed to adequately provide USCC's patients with a first-class and responsive high level of personal care. All of FROG's physicians shall be appropriately licensed, board-certified or eligible for eventual board -certification, and fully qualified in the field of radiation oncology. Furthermore, FROG shall cause each of its physicians to be bound by the terms of this Agreement. A physician shall be deemed to be "available" as said term is employed in this Article VIII if a physician is physically present at the Center or if a physician is on call with respect to the Center in compliance with regulatory guidelines.

         8.2 Professional Service and Physician Personnel. FROG shall be responsible for the availability of professional service at the Center during the normal operating hours of the Center. If a physician is not available to provide services to the Center, it is USCC's desire that another physician from FROG rotate to make himself or herself available to provide physician services at the Center. If another FROG physician is not available, then a locum tenens acceptable to USCC shall be hired. If a locum tenens is hired, he or she shall contract with FROG and the cost of such locum tenens shall be born by FROG. In the event FROG shall fail to timely arrange for the services of a locum tenens, then USCC may retain such services and FROG shall reimburse USCC for the fully burdened cost of such locum tenens.

         8.3 Administration. FROG shall use its best efforts and all due diligence to assist USCC and the administrative staff in every way possible to achieve a high level of patient service with efficiency and economy. The full-time physicians ordinarily must make every reasonable effort to capture every possible reasonably charge billable by USCC. This includes, without limitation, reporting and all diagnostic films ordered, read or reviewed including, without limitation all CT scans for tumor volumes, as well as all hospital visits, after hours visits, weekend visits and all possible charges associated with brachy therapy. Each of the parties hereto, FROG and USCC, acknowledges that it has a fiduciary duty to the other party and to the patients at the Center; provided, however, that nothing herein shall be construed as meaning, or shall mean, that USCC or any of its Agents (other than FROG) is engaged in the practice of medicine or that USCC or any of its Agents (other than FROG) has a fiduciary duty to any patient of the Center as a physician.

         8.4 Treatment. FROG shall strive to provide the best possibly medical treatment for patients of the Center.

         8.5 Independence. USCC shall neither have nor exercise any control direction over the methods by which FROG performs its services, except that FROG agrees to perform its services in strict conformity with currently approved methods of practice in its professional specialty, and shall render all such professional services in a competent, efficient and satisfactory manner.

         8.6 Insurance. FROG shall provide its own professional liability and malpractice insurance for each physician in minimum amounts per physician of $1,000,000 per occurrence and $3,000,000 aggregate and shall provide proof of such coverage to USCC.

         8.7 FROG to Schedule Patients to Center. Except as otherwise provided herein, FROG shall generally, within all legal guidelines, schedule a patient for treatment at the Center. Notwithstanding anything herein to the contrary, if a patient's medical needs would be better served by doing so, FROG may schedule such patient for treatment at a center other than the Center nearest to the patient's place of residence or, if no center will satisfy those medical needs, for treatment at a facility other than the Center or any other center.

         8.8 Cooperative Use of Equipment. FROG physicians must cooperate with other FROG physicians in order to smoothly allow the sharing of equipment at between the Center and any other USCC centers for which FROG provides medical services pursuant to any other Medical Services Agreement, for various treatments, including without limitation, treatments for Hyperthermia, Prostate Implants, Stereotactic Radiosurgery, HDR, CT Treatment Planning, Compensators, Electron Therapy, Orthovoltage, and brachy therapy. FROG agrees to use its best efforts to cause its full-time physician partners to rotate a call schedule and to mutually assist each other. FROG's full-time physicians shall work amicably with other FROG physicians and where necessary train them, at no cost, on new procedures, assisting with chart rounds, and shall take any necessary steps to enroll those physicians as RTOG investigators and in similar studies and protocols.

         8.9 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE IX
                 SERVICES AND FACILITIES TO BE PROVIDED BY USCC

         9.1 Space. USCC shall provide FROG the space necessary to allow patients to be treated at the Center, which shall include without limitation offices and examination rooms ordinary and customary for like practices. Such space shall be provided at no cost or expense to FROG.

         9.2 Equipment. USCC shall provide or otherwise make available for FROG's use all equipment necessary to allow patients to be treated at the Center. USCC shall, at its own sole cost and expense, maintain and keep all such equipment in good repair and proper working condition. When USCC determines it to be necessary or appropriate, USCC may replace equipment with new, reconditioned or substitute equipment, subject to the provisions of Section 6.1. Should FROG determine that it is necessary to replace existing equipment with new, reconditioned or substitute equipment (the "New Equipment"), USCC shall replace such existing equipment as FROG shall specify in writing; provided that FROG can establish that the equipment which it wishes USCC to replace was (a) inoperative and could not be repaired at a cost less than the cost of replacement or (b) during the twelve-month period preceding the request for replacement had been unavailable for use because it was malfunctioning or inoperative for a time or times exceeding by twenty percent or more the time or times for which it had been similarly unavailable for use during the twelve-month period commencing twenty-four months prior to the date of FROG's request for replacement.

         9.3 Utilities. USCC shall at its own sole cost and expense provide all necessary and ordinary services at the Center, such as, but not limited to, janitorial service, laundry service, electrical power, heat, light and water.

         9.4 Supplies. USCC shall provide all necessary and ordinary supplies, such as film and chemicals.

         9.5 Non Physician Personnel. USCC shall provide all non-physician personnel reasonably and necessarily required for the operation of the Center, including, without limitation adequate billing staff.

                                    ARTICLE X
                                      TERM

         10.1 Initial Term. Subject to the provisions of Section 10.3, the term of this Agreement shall commence on the date first above written and shall end on the tenth anniversary of said date.

         10.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. As used in this Article X, "Employed by FROG" shall mean (c) a full-time employee of FROG as determined for purposes of collection of federal income tax at source as required by chapter 24 of subtitle C, Section 3401, of the Internal Revenue Code of 1986, (d) an equity owner of FROG performing full-time services for FROG whether or not such relationship constitutes employment for federal income tax purposes, or (e) a Person who owns all of the outstanding interests in an entity, including, but not limited to, a professional association, which entity is an equity owner of FROG provided that such Person personally performs full-time services for FROG whether or not the relationship of such Person or the entity controlled by him to FROG constitutes employment for federal income tax purposes.

         10.3 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         10.4 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         10.5 USCC Right to Close Centers. USCC, in its sole discretion, shall have the right to close the Center and to terminate this Agreement with respect to the provision of medical services at such closed Center.

                                   ARTICLE XI
                         MEDICAL SERVICES AT NEW CENTERS

         11.1 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         11.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE XII
                                  TRADE SECRETS

         USCC and FROG acknowledge and agree that USCC has developed or acquired certain unique or special methods and techniques, special written marketing plans, software, special patient arrangements, patient lists, referral physician lists, and medical records and other proprietary rights and confidential information and shall during the term of this Agreement continue to develop, compile and acquire said items (all hereinafter collectively referred to as "Trade Secrets"). It is expected that FROG will gain knowledge of and utilize Trade Secrets during the course and scope of this Agreement with FROG and will be in a position of trust with respect to Trade Secrets.

         It is hereby stipulated and agreed that Trade Secrets shall remain USCC's sole property. In the event that this Agreement is terminated, for whatever reason, FROG agrees not to copy, make known, disclose or use, any of the Trade Secrets without USCC's prior written consent which shall not be unreasonably withheld. In such event, FROG further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any prior contractual or other business relationship that USCC may have with any supplier, referral physician or other referral sources or other Person for the term of this Agreement plus one year, nor undertake in any manner to interfere with or induce any other employee or independent contractor of USCC to cease his or her association with USCC. FROG agrees upon termination of this Agreement to deliver to USCC all confidential papers, documents, records, lists and notes (whether prepared by FROG or others) comprising or containing Trade Secrets. In addition, on termination of this Agreement, FROG agrees, if requested by USCC, to vacate any Center within ninety days of such request. FROG recognizes that violation of covenants and agreements contained in this Article may result in irreparable injury to USCC which would not be fully compensable by way of money damages.

                                  ARTICLE XIII
                            AGREEMENT NOT TO COMPETE

         13.1 Covenant Not To Compete. Subject to the provisions of Sections
13.2 and 13.3, during the term of this Agreement, including any extension of such term, neither FROG nor any of its Agents (to the extent that FROG can control the conduct of such Agent) shall, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member of or through any Person or entity compete with USCC in the offer, sale or marketing of oncology services that are competitive with the services offered by USCC within the Noncompetition Area. FROG agrees that except as otherwise agreed in writing by USCC prior to employing any new Agent, such Agent shall enter into a written agreement with FROG containing the restrictions set forth herein.

         13.2 CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         13.3 Closure of Centers. Except as otherwise set forth in this Section 13.3, in the event that USCC should close any Center during the term of this Agreement, or any extension of such term, FROG and its Agents shall be free to compete in the region or area previously serviced by such Center and the covenant not to compete shall be inapplicable to such region or area. Notwithstanding the foregoing, If USCC shall close any Center and, for the previous two consecutive calendar quarters, such Center has realized net operating losses attributable to a decrease in gross revenue, the covenant not to compete set forth in this Article XIII shall remain in full force and effect with respect to, and shall continue to operate in, the region or area previously serviced by such Center and neither FROG nor any of its Agents shall compete therein for the term herein prescribed.

13.4 All FROG Physicians to Agree. FROG shall obtain the agreement in writing of each of its physicians to adhere to the covenants of this noncompetition agreement. Each such agreement shall specifically name as third party beneficiaries USCC, St. Johns Oncology Center, Florida Cancer Center Palatka, Florida Cancer Center - Wells Complex, Florida Cancer Center - Orange Park, and any other entity hereafter formed, acquired or in any way affiliated with USCC in the offering of radiation oncology treatment services for which entity FROG has provided medical services pursuant to this Agreement. CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE XIV
                                 NEW FROG EQUITY

         CONFIDENTIAL TERMS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   ARTICLE XV
                                   ARBITRATION

         Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in Palm Beach, Florida, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of Persons experienced in matters involving general business contracts. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (a) avoid injury or prejudice to that party; or (b) to protect the rights of any party. The parties agree that venue for any judicial proceeding respecting or arising out this Agreement shall be in Palm Beach County, Florida.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         16.1 Good Faith. Each party hereto covenants for it or himself that he will perform each and all of the covenants herein in good faith with the objective of implementing the intent of the parties hereto. In the event that there should be any dispute respecting the good faith performance of a party hereto, the other party may submit the issue to binding arbitration in accordance with the provisions of Article XV hereof. The parties explicitly agree that, for purposes of establishing the intent and understanding of the parties with respect to the purpose and operation of this Agreement or any provision hereof, all relevant material may be submitted into evidence in the arbitration proceedings parole evidence rule shall have no application.

         16.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended repealed in whole or in part only upon the written consent of all the parties to this Agreement.

         16.3 No Implied Waivers. The failure of any party at any time require performance by the other party of any provision hereof' shall not affect in any way the right to require such performance at any time thereafter nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

         16.4 Independent Contractor. This Agreement does not constitute FROG as an employee, agent or legal representative of USCC for any purpose whatsoever, nor does it grant to FROG any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the of USCC. At all times, FROG in fulfilling its obligations and in rendering the services called for hereunder, shall be acting as an independent contractor with respect to USCC, and shall pay all taxes associated with its income.

         16.5 Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

         16.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applicable to contracts between Florida residents entered into and to be performed entirely within the State of Florida.

         16.7 Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid registered or certified mail, return receipt requested, shall be deemed to have beer given seventy-two hours after such delivery, if addressed to the other party addresses as set forth on the signature page below. To the extent that the notice is to be delivered to USCC, a copy of such notice must also be sent to Bruce D Whitley, Esq., Venture Counsel Associates, LLP, 1999 Harrison Street, Suite 1300, Oakland, California 94612, and to Nathan D. Goldman, Esq., 225 Water Street, Suite 2050, Jacksonville, Florida 32202, in the same manner as if to any party herein. A party hereto may change the address to which such communications are to be directed by giving written notice to the other parties hereto of such change in the manner above provided.

         16.8 Partners. FROG shall obtain the signatures of each of its physician partners. Each shall be jointly and severally bound as if he was FROG by all of the terms of this Agreement and shall become a party hereto.

         16.9 Amendments. The parties shall act in good faith to modify this Agreement to comply with all laws now or hereafter enacted

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

U.S. CANCER CARE, INC.
a  Delaware corporation
700 Ygnacio Valley Road
Suite 300
Walnut Creek.  CA 44596

By:  /s/  Jeffrey A. Goffman
     -----------------------------------
         Jeffrey A. Goffman
         Chief Executive Officer

FLORIDA CANCER CENTER-BEACHES
a Florida corporation,
1375 Roberts Drive
Suite 100
Jacksonville Beach, FL 32250

By:  /s/  Shyam B. Paryani
     -----------------------------------
         Shyam B. Paryani
         President

                                   /s/  Shyam B. Paryani
                                   ------------------------------------------
                                   Shyam B. Paryani, individually


                                   /s/  John Whitfield Wells Jr.
                                   ------------------------------------------
                                   Douglas Johnson, individually

                                   /s/  John Whitfield Wells Jr.
                                   ------------------------------------------
                                   John Whitfield Wells Jr., individually


                                   /s/  Walter P. Scott
                                   ------------------------------------------
                                   Walter P. Scott, individually


                                   /s/  Sonja Schoeppe
                                   ------------------------------------------
                                   Sonja Schoeppe, individually


                                   /s/  Abhijit Deshmukh
                                   ------------------------------------------
                                   Abhijit Deshmukh, individually


                                   /s/  Rashmi Chobe
                                   ------------------------------------------
                                   Rashmi Chobe, individually


                                   /s/  Tim Jamieson
                                   ------------------------------------------
                                   Tim Jamieson, individually


                                   /s/  Mitchell Terk
                                   ------------------------------------------
                                   Mitchell Terk, individually


                                   /s/  Anand Kuruvilla,
                                   ------------------------------------------
                                   Anand Kuruvilla, individually